EXHIBIT 31.2

I, Perry L. Elders certify that:

1.	I have reviewed this annual report on Form 10-K of McDermott International, Inc. for the year ended December 31, 2011; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 3, 2012

/s/ PERRY L. ELDERS
Perry L. Elders
Senior Vice President and Chief Financial Officer